Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FOURTH QUARTER AND FISCAL 2024 EARNINGS AND INCREASES QUARTERLY DIVIDEND TO $0.40 PER SHARE

ARLINGTON, Texas (Business Wire) - October 29, 2024

Fiscal 2024 Fourth Quarter Highlights
•Earnings per diluted share were $3.92 on net income of $1.3 billion
•Consolidated pre-tax income of $1.7 billion, with a pre-tax profit margin of 17.1%
•Consolidated revenues of $10.0 billion
•Home sales revenues of $8.9 billion on 23,647 homes closed
Fiscal 2024 Highlights - comparisons to the prior year
•Earnings per diluted share increased 4% to $14.34 on net income of $4.8 billion
•Consolidated pre-tax income of $6.3 billion, with a pre-tax profit margin of 17.1%
•Consolidated revenues increased 4% to $36.8 billion
•Home sales revenues increased 7% to $33.9 billion on 89,690 homes closed
•Rental operations pre-tax income of $228.7 million on $1.7 billion of revenues
•Cash provided by operations totaled $2.2 billion
•Debt to total capital of 18.9%
•Book value per common share increased 15% to $78.12
•Repurchased $1.8 billion of common stock, reducing outstanding share count by 3%
•Return on equity was 19.9% and homebuilding pre-tax return on inventory was 27.8%

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported net income of $3.92 per diluted share for its fourth fiscal quarter ended September 30, 2024 compared to $4.45 per diluted share in the same quarter of fiscal 2023. Net income in the fourth quarter of fiscal 2024 was $1.3 billion compared to $1.5 billion in the same quarter of fiscal 2023. For the fiscal year ended September 30, 2024, net income per common share increased 4% to $14.34 per diluted share compared to $13.82 per diluted share in fiscal 2023. Net income attributable to D.R. Horton in fiscal 2024 increased to $4.8 billion compared to $4.7 billion in fiscal 2023.

Consolidated revenues in the fourth quarter of fiscal 2024 decreased 5% to $10.0 billion compared to $10.5 billion in the same quarter of fiscal 2023. For the fiscal year ended September 30, 2024, consolidated revenues increased 4% to $36.8 billion compared to $35.5 billion in fiscal 2023.

Net cash provided by operations was $2.2 billion in fiscal 2024 compared to $4.3 billion in fiscal 2023. Cash provided by operating activities in fiscal 2024 primarily consisted of $2.2 billion and $281.6 million of cash provided by our homebuilding and financial services segments, respectively, partially offset by $231.0 million and $158.6 million of cash used in our rental and Forestar segments, respectively. The Company's consolidated cash balance at September 30, 2024 was $4.5 billion and available capacity on its credit facilities was $3.1 billion, for total liquidity of $7.6 billion. In August, the Company issued $700 million of senior notes due 2034. Debt at September 30, 2024 totaled $5.9 billion, and the Company's debt to total capital ratio at September 30, 2024 was 18.9%. Debt to total capital ratio consists of notes payable divided by stockholders' equity plus notes payable. Subsequent to year end, the Company repaid $500 million of its senior notes at maturity and has no additional senior note maturities in fiscal 2025.

In fiscal 2024, the Company's return on equity (ROE) was 19.9%, homebuilding pre-tax return on inventory (ROI) was 27.8% and return on assets (ROA) was 13.9%. ROE is calculated as net income attributable to D.R. Horton for the year divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the year divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five. ROA is calculated as net income attributable to D.R. Horton for the year divided by average consolidated assets, where average consolidated assets is the sum of total asset balances for the trailing five quarters divided by five.

David Auld, Executive Chairman, said, “The D.R. Horton team produced a solid fiscal 2024, highlighted by consolidated pre-tax income of $6.3 billion on $36.8 billion of revenues and a pre-tax profit margin of 17.1%. Earnings per diluted share in fiscal 2024 increased 4% to $14.34. Our consolidated cash flow from operations for fiscal 2024 was $2.2 billion, and we returned all of the cash we generated this year to shareholders through share repurchases and dividends. Over the past five years, we generated $9.0 billion of cash flow from operations, and we reduced our outstanding share count by 12%.

"Despite continued affordability challenges and competitive market conditions, our net sales orders in the fourth quarter increased slightly from the prior year to 19,035 homes. Our sales pace was in line with normal seasonality from the third to fourth quarter but was below our expectations. While mortgage rates have decreased from their highs earlier this year, many potential homebuyers expect rates to be lower in 2025. We believe that rate volatility and uncertainty are causing some buyers to stay on the sidelines in the near term. To help spur demand and address affordability, we are continuing to use incentives such as mortgage rate buydowns, and we have continued to start and sell more of our homes with smaller floor plans.

"The supply of both new and existing homes at affordable price points is still generally limited, and demographics supporting housing demand are favorable. With a focus on affordable product offerings, 37,400 homes in inventory and continued improvement in our construction cycle times, we are well positioned for fiscal 2025. We expect to generate increasing levels of consolidated operating cash flows, and our liquidity and low leverage provide us with significant financial flexibility. Based on our strong financial position and cash flow, our Board recently increased our quarterly cash dividend by 33% to $0.40 per share. We are maintaining our disciplined approach to capital allocation to enhance the long-term value of our company, including consistent and increasing capital returns to our shareholders through share repurchases and dividends."

Homebuilding Operations
Homebuilding revenue for the fourth quarter of fiscal 2024 increased 2% to $9.0 billion compared to $8.8 billion in the same quarter of fiscal 2023. Homes closed in the quarter increased 3% to 23,647 homes compared to 22,928 homes closed in the same quarter of fiscal 2023. Homebuilding revenue for the fiscal year ended September 30, 2024 increased 7% to $34.0 billion compared to $31.7 billion in fiscal 2023. Homes closed in fiscal 2024 increased 8% to 89,690 homes compared to 82,917 homes closed in fiscal 2023.

Homebuilding pre-tax income in the fourth quarter of fiscal 2024 was $1.4 billion with a pre-tax profit margin of 16.0% compared to $1.6 billion of pre-tax income and a 18.6% pre-tax profit margin in the same quarter of fiscal 2023. For the fiscal year ended September 30, 2024, homebuilding pre-tax income was $5.5 billion with a pre-tax profit margin of 16.1% compared to $5.3 billion of pre-tax income and a 16.6% pre-tax profit margin in fiscal 2023.

During fiscal 2024, net cash provided by homebuilding operations was $2.2 billion.

Net sales orders for the fourth quarter ended September 30, 2024 increased 1% to 19,035 homes and decreased 2% in value to $7.1 billion compared to 18,939 homes and $7.3 billion in the same quarter of fiscal 2023. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the fourth quarter of fiscal 2024 was 21%, unchanged from the prior year quarter. Net sales orders for the fiscal year ended September 30, 2024 increased 10% to 86,561 homes and 11% in value to $32.7 billion compared to 78,342 homes and $29.5 billion in fiscal 2023. The cancellation rate for fiscal 2024 was 18% compared to 20% in fiscal 2023. The Company's sales order backlog of homes under contract at September 30, 2024 decreased 20% to 12,180 homes and 19% in value to $4.8 billion compared to 15,197 homes and $5.9 billion at September 30, 2023.

At September 30, 2024, the Company had 37,400 homes in inventory, of which 25,700 were unsold. 10,300 of the Company’s unsold homes at September 30, 2024 were completed, of which 1,100 had been completed for greater than six months. The Company's homebuilding land and lot portfolio totaled 632,900 lots at the end of the year, of which 24% were owned and 76% were controlled through land and lot purchase contracts. Of the Company’s homes closed during fiscal 2024 and 2023, 63% were on lots developed by Forestar or third parties.

Rental Operations
The Company's rental operations generated $99.9 million of pre-tax income on revenues of $704.8 million in the fourth quarter of fiscal 2024 compared to $217.2 million of pre-tax income on revenues of $1.4 billion in the same quarter of fiscal 2023. For the fiscal year ended September 30, 2024, rental operations pre-tax income was $228.7 million on revenues of $1.7 billion compared to pre-tax income of $524.2 million on revenues of $2.6 billion in the prior year.

During the fourth quarter of fiscal 2024, the Company sold 1,692 single-family rental homes for $501.5 million compared to 3,006 homes sold for $973.1 million in the prior year quarter. During fiscal 2024, the Company sold 3,970 single-family rental homes for $1.2 billion compared to 6,175 homes sold for $2.0 billion in fiscal 2023. At September 30, 2024, the consolidated balance sheet included $800.3 million of single-family rental property inventory consisting of 3,140 homes, of which 2,800 were completed, and 1,910 lots, of which 1,000 were finished.

During the fourth quarter of fiscal 2024, the Company sold 868 multi-family rental units for $195.5 million compared to 1,582 units sold for $413.7 million in the prior year quarter. During fiscal 2024, the Company sold 2,202 multi-family rental units for $499.7 million compared to 2,112 units sold for $590.7 million in fiscal 2023. At September 30, 2024, the consolidated balance sheet included $2.1 billion of multi-family rental property inventory consisting of 11,960 units, of which 7,900 units were under active construction and 4,060 units were completed.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”) is a publicly traded residential lot development company that is a majority-owned subsidiary of D.R. Horton. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the fourth quarter ended September 30, 2024, Forestar sold 5,374 lots and generated $551.4 million of revenue compared to 4,986 lots and $549.7 million of revenue in the prior year quarter. For the fiscal year ended September 30, 2024, Forestar sold 15,068 lots and generated $1.5 billion of revenue compared to 14,040 lots and $1.4 billion of revenue in fiscal 2023.

Forestar’s pre-tax income in the fourth quarter of fiscal 2024 was $108.5 million with a pre-tax profit margin of 19.7% compared to $95.4 million of pre-tax income and a 17.4% pre-tax profit margin in the same quarter of fiscal 2023. For the fiscal year ended September 30, 2024, Forestar’s pre-tax income was $270.1 million with a pre-tax profit margin of 17.9% compared to $221.6 million of pre-tax income and a 15.4% pre-tax profit margin in fiscal 2023.

Financial Services
For the fourth quarter ended September 30, 2024, financial services revenues were $222.0 million compared to $219.5 million in the same quarter of fiscal 2023. Financial services pre-tax income for the quarter was $75.9 million with a pre-tax profit margin of 34.2% compared to $85.4 million of pre-tax income and a 38.9% pre-tax profit margin in the prior year quarter. For the fiscal year ended September 30, 2024, financial services revenues were $882.5 million compared to $801.5 million in fiscal 2023. Financial services pre-tax income for fiscal 2024 was $311.2 million with a pre-tax profit margin of 35.3% compared to $283.3 million of pre-tax income and a 35.3% pre-tax profit margin in fiscal 2023.

Dividends
During the fourth quarter of fiscal 2024, the Company paid cash dividends of $97.7 million for a total of $395.2 million of dividends paid during the year. Subsequent to year-end, the Company declared a quarterly cash dividend of $0.40 per common share, an increase of 33% compared to its most recent dividend paid. The dividend is payable on November 19, 2024 to stockholders of record on November 12, 2024.

Share Repurchases
The Company repurchased 3.4 million shares of common stock for $561.2 million during the fourth quarter of fiscal 2024, for a total of 12.5 million shares repurchased for $1.8 billion during the year. The Company’s number of common shares outstanding at September 30, 2024 was 324.0 million, down 3% from 334.8 million shares outstanding at September 30, 2023. The Company's remaining stock repurchase authorization at September 30, 2024 was $3.6 billion.

Guidance
Based on current market conditions, D.R. Horton is providing initial guidance for fiscal 2025 including:
•Consolidated revenues of approximately $36.0 billion to $37.5 billion
•Homes closed by homebuilding operations of 90,000 homes to 92,000 homes
•Income tax rate of approximately 24.5%
•Consolidated cash flow provided by operations greater than fiscal 2024
•Share repurchases of approximately $2.4 billion and dividend payments of approximately $500 million

The Company plans to also provide guidance for its first quarter of fiscal 2025 on its conference call today.

Conference Call and Webcast Details
The Company will host a conference call today (Tuesday, October 29) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 584166), and the call will also be webcast from the Company's website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002 and has closed more than 1,100,000 homes in its 46-year history. D.R. Horton has operations in 125 markets in 36 states across the United States and is engaged in the construction and sale of high-quality homes through its diverse product portfolio with sales prices generally ranging from $200,000 to over $1,000,000. The Company also constructs and sells both single-family and multi-family rental properties. During its fiscal year ended September 30, 2024, D.R. Horton closed 89,690 homes in its homebuilding operations, in addition to 3,970 single-family rental homes and 2,202 multi-family rental units in its rental operations. D.R. Horton also provides mortgage financing, title services and insurance agency services for its homebuyers and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that the supply of both new and existing homes at affordable price points is still generally limited, and demographics supporting housing demand are favorable; while mortgage rates have decreased from their highs earlier this year, many potential homebuyers expect rates to be lower in 2025; we believe that recent rate volatility and uncertainty are causing some buyers to stay on the sidelines in the near term; to help spur demand and address affordability, we are continuing to use incentives such as mortgage rate buydowns, and we have continued to start and sell more of our homes with smaller floor plans; with a focus on affordable product offerings, 37,400 homes in inventory and continued improvement in our construction cycle times, we are well positioned for fiscal 2025; we expect to generate increasing levels of consolidated operating cash flows, and our liquidity and low leverage provide us with significant financial flexibility; based on our strong financial position and cash flow, our Board recently increased our quarterly cash dividend by 33% to $0.40 per share; and that we are maintaining our disciplined approach to capital allocation to enhance the long-term value of our company, including consistent and increasing capital returns to our shareholders through share repurchases and dividends. The forward-looking statements also include all commentary in the Guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding, rental and lot development industries and changes in economic, real estate or other conditions; adverse developments affecting the capital markets and financial institutions, which could limit our ability to access capital, increase our cost of capital and impact our liquidity and capital resources; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land, lot and rental inventory; our ability to effect our growth strategies, acquisitions, investments or other strategic initiatives successfully; the impact of an inflationary, deflationary or higher interest rate environment; risks of acquiring land, building materials and skilled labor and challenges obtaining regulatory approvals; the effects of public health issues such as a major epidemic or pandemic on the economy and our businesses; the effects of weather conditions and natural disasters on our business and financial results; home warranty and construction defect claims; the effects of health and safety incidents; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of information technology failures, data security breaches, and the failure to satisfy privacy and data protection laws and regulations; the effects of governmental regulations and environmental matters on our land development and housing operations; the effects of governmental regulations on our financial services operations; the effects of competitive conditions within the industries in which we operate; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; and the effects of actions by activist stockholders. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and its most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Senior Vice President - Communications
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2024	2023
	(In millions)
ASSETS
Cash and cash equivalents	$4,516.4	$3,873.6
Restricted cash	27.6	26.5
Total cash, cash equivalents and restricted cash	4,544.0	3,900.1
Inventories:
Construction in progress and finished homes	8,875.8	9,001.4
Residential land and lots — developed, under development, held for development and held for sale	13,121.4	10,680.6
Rental properties	2,906.0	2,691.3
Total inventory	24,903.2	22,373.3
Mortgage loans held for sale	2,477.5	2,519.9
Deferred income taxes, net of valuation allowance of $14.9 million and $14.8 million at September 30, 2024 and 2023, respectively	167.5	187.2
Property and equipment, net	531.0	445.4
Other assets	3,317.6	2,993.0
Goodwill	163.5	163.5
Total assets	$36,104.3	$32,582.4
LIABILITIES
Accounts payable	$1,345.5	$1,246.2
Accrued expenses and other liabilities	3,016.7	3,103.8
Notes payable	5,917.7	5,094.5
Total liabilities	10,279.9	9,444.5
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 402,848,342 shares issued and 324,027,360 shares outstanding at September 30, 2024 and 401,202,253 shares issued and 334,848,565 shares outstanding at September 30, 2023	4.0	4.0
Additional paid-in capital	3,490.7	3,432.2
Retained earnings	27,951.0	23,589.8
Treasury stock, 78,820,982 shares and 66,353,688 shares at September 30, 2024 and 2023, respectively, at cost	(6,132.9)	(4,329.8)
Stockholders’ equity	25,312.8	22,696.2
Noncontrolling interests	511.6	441.7
Total equity	25,824.4	23,137.9
Total liabilities and equity	$36,104.3	$32,582.4

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2024	2023	2024	2023
	(In millions, except per share data)
Revenues	$10,002.6	$10,504.0	$36,801.4	$35,460.4
Cost of sales	7,448.3	7,680.7	27,266.0	26,110.0
Selling, general and administrative expense	960.2	886.2	3,599.5	3,248.8
Other (income) expense	(115.6)	(81.2)	(348.8)	(213.1)
Income before income taxes	1,709.7	2,018.3	6,284.7	6,314.7
Income tax expense	409.9	492.7	1,478.7	1,519.5
Net income	1,299.8	1,525.6	4,806.0	4,795.2
Net income attributable to noncontrolling interests	16.4	15.9	49.6	49.5
Net income attributable to D.R. Horton, Inc.	$1,283.4	$1,509.7	$4,756.4	$4,745.7

Basic net income per common share attributable to D.R. Horton, Inc.	$3.95	$4.49	$14.44	$13.93
Weighted average number of common shares	325.2	336.6	329.5	340.7

Diluted net income per common share attributable to D.R. Horton, Inc.	$3.92	$4.45	$14.34	$13.82
Adjusted weighted average number of common shares	327.3	339.3	331.6	343.3

Other Consolidated Financial Data:
Interest charged to cost of sales	$38.9	$50.7	$135.0	$154.5
Depreciation and amortization	$23.6	$21.4	$87.1	$91.6
Interest incurred	$56.1	$49.3	$203.7	$203.5

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended September 30,
	2024	2023
	(In millions)
OPERATING ACTIVITIES
Net income	$4,806.0	$4,795.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87.1	91.6
Stock-based compensation expense	118.1	111.2
Deferred income taxes	19.0	(45.9)
Inventory and land option charges	78.8	80.3
Changes in operating assets and liabilities:
Decrease in construction in progress and finished homes	141.3	861.8
Increase in residential land and lots – developed, under development, held for development and held for sale	(2,576.5)	(1,226.4)
Increase in rental properties	(214.6)	(151.8)
(Increase) decrease in other assets	(331.4)	23.8
Decrease (increase) in mortgage loans held for sale	42.4	(133.9)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	19.6	(101.8)
Net cash provided by operating activities	2,189.8	4,304.1
INVESTING ACTIVITIES
Expenditures for property and equipment	(165.3)	(148.6)
Proceeds from sale of assets	19.4	52.0
Payments related to business acquisitions, net of cash acquired	(40.4)	(212.9)
Other investing activities	(4.3)	(0.7)
Net cash used in investing activities	(190.6)	(310.2)
FINANCING ACTIVITIES
Proceeds from notes payable	2,086.3	711.0
Repayment of notes payable	(1,055.8)	(1,823.9)
(Repayment) borrowings on mortgage repurchase facilities, net	(135.8)	51.3
Proceeds from stock associated with certain employee benefit plans	20.6	25.5
Cash paid for shares withheld for taxes	(83.9)	(56.1)
Cash dividends paid	(395.2)	(341.2)
Repurchases of common stock	(1,787.5)	(1,178.5)
Net proceeds from issuance of Forestar common stock	19.7	—
Net other financing activities	(23.7)	(54.8)
Net cash used in financing activities	(1,355.3)	(2,666.7)
Net increase in cash, cash equivalents and restricted cash	643.9	1,327.2
Cash, cash equivalents and restricted cash at beginning of year	3,900.1	2,572.9
Cash, cash equivalents and restricted cash at end of year	$4,544.0	$3,900.1
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid, net	$1,669.7	$1,442.0
SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES:
Notes payable issued for inventory	$43.4	$54.5
Reduction of notes payable upon deconsolidation of variable interest entity	$(127.8)	$—
Stock issued under employee incentive plans	$174.3	$111.4

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	September 30, 2024
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$3,623.0	$157.6	$481.2	$242.3	$12.3	$4,516.4
Restricted cash	4.8	2.2	—	20.6	—	27.6
Inventories:
Construction in progress and finished homes	8,986.1	—	—	—	(110.3)	8,875.8
Residential land and lots	11,044.9	—	2,266.2	—	(189.7)	13,121.4
Rental properties	—	2,902.4	—	—	3.6	2,906.0
	20,031.0	2,902.4	2,266.2	—	(296.4)	24,903.2
Mortgage loans held for sale	—	—	—	2,477.5	—	2,477.5
Deferred income taxes, net	211.6	(14.7)	—	—	(29.4)	167.5
Property and equipment, net	500.2	1.1	7.1	4.0	18.6	531.0
Other assets	2,976.5	74.5	85.6	212.3	(31.3)	3,317.6
Goodwill	134.3	—	—	—	29.2	163.5
	$27,481.4	$3,123.1	$2,840.1	$2,956.7	$(297.0)	$36,104.3
Liabilities
Accounts payable	$1,046.1	$474.2	$85.9	$0.8	$(261.5)	$1,345.5
Accrued expenses and other liabilities	2,552.0	67.8	452.8	234.6	(290.5)	3,016.7
Notes payable	2,926.8	750.7	706.4	1,533.8	—	5,917.7
	$6,524.9	$1,292.7	$1,245.1	$1,769.2	$(552.0)	$10,279.9

	September 30, 2023
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,920.2	$136.1	$616.0	$189.1	$12.2	$3,873.6
Restricted cash	6.5	3.3	—	16.7	—	26.5
Inventories:
Construction in progress and finished homes	9,134.3	—	—	—	(132.9)	9,001.4
Residential land and lots	9,021.5	—	1,790.3	—	(131.2)	10,680.6
Rental properties	—	2,708.4	—	—	(17.1)	2,691.3
	18,155.8	2,708.4	1,790.3	—	(281.2)	22,373.3
Mortgage loans held for sale	—	—	—	2,519.9	—	2,519.9
Deferred income taxes, net	229.8	(19.9)	—	—	(22.7)	187.2
Property and equipment, net	415.0	2.4	5.9	4.1	18.0	445.4
Other assets	2,838.5	29.8	58.5	250.3	(184.1)	2,993.0
Goodwill	134.3	—	—	—	29.2	163.5
	$24,700.1	$2,860.1	$2,470.7	$2,980.1	$(428.6)	$32,582.4
Liabilities
Accounts payable	$1,033.7	$698.6	$68.4	$0.1	$(554.6)	$1,246.2
Accrued expenses and other liabilities	2,585.5	43.2	337.4	280.4	(142.7)	3,103.8
Notes payable	2,329.9	400.0	695.0	1,669.6	—	5,094.5
	$5,949.1	$1,141.8	$1,100.8	$1,950.1	$(697.3)	$9,444.5
_________________
(1)Amounts include the balances of the Company's other businesses and the elimination of intercompany transactions.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2024
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$8,929.4	$—	$—	$—	$—	$8,929.4
Land/lot sales and other	20.7	—	551.4	—	(425.7)	146.4
Rental property sales	—	704.8	—	—	—	704.8
Financial services	—	—	—	222.0	—	222.0
	8,950.1	704.8	551.4	222.0	(425.7)	10,002.6
Cost of sales
Home sales (2)	6,821.2	—	—	—	(67.9)	6,753.3
Land/lot sales and other	17.1	—	416.3	—	(332.0)	101.4
Rental property sales	—	552.5	—	—	(3.3)	549.2
Inventory and land option charges	37.7	3.6	3.1	—	—	44.4
	6,876.0	556.1	419.4	—	(403.2)	7,448.3
Selling, general and administrative expense	679.3	72.4	32.0	171.7	4.8	960.2
Other (income) expense	(34.4)	(23.6)	(8.5)	(25.6)	(23.5)	(115.6)
Income before income taxes	$1,429.2	$99.9	$108.5	$75.9	$(3.8)	$1,709.7

	Year Ended September 30, 2024
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$33,903.6	$—	$—	$—	$—	$33,903.6
Land/lot sales and other	58.2	—	1,509.4	—	(1,237.4)	330.2
Rental property sales	—	1,685.1	—	—	—	1,685.1
Financial services	—	—	—	882.5	—	882.5
	33,961.8	1,685.1	1,509.4	882.5	(1,237.4)	36,801.4
Cost of sales
Home sales (2)	25,952.1	—	—	—	(262.9)	25,689.2
Land/lot sales and other	40.0	—	1,145.9	—	(989.8)	196.1
Rental property sales	—	1,315.9	—	—	(14.0)	1,301.9
Inventory and land option charges	68.9	5.8	4.1	—	—	78.8
	26,061.0	1,321.7	1,150.0	—	(1,266.7)	27,266.0
Selling, general and administrative expense	2,553.3	236.2	118.5	672.4	19.1	3,599.5
Other (income) expense	(107.6)	(101.5)	(29.2)	(101.1)	(9.4)	(348.8)
Income before income taxes	$5,455.1	$228.7	$270.1	$311.2	$19.6	$6,284.7
Summary Cash Flow Information
Cash provided by (used in) operating activities	$2,239.0	$(231.0)	$(158.6)	$281.6	$58.8	$2,189.8
_________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2023
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$8,779.0	$—	$—	$—	$—	$8,779.0
Land/lot sales and other	17.1	—	549.7	—	(448.2)	118.6
Rental property sales	—	1,386.9	—	—	—	1,386.9
Financial services	—	—	—	219.5	—	219.5
	8,796.1	1,386.9	549.7	219.5	(448.2)	10,504.0
Cost of sales
Home sales (2)	6,576.0	—	—	—	(68.1)	6,507.9
Land/lot sales and other	9.5	—	433.7	—	(369.8)	73.4
Rental property sales	—	1,087.6	—	—	(6.3)	1,081.3
Inventory and land option charges	13.3	4.4	0.4	—	—	18.1
	6,598.8	1,092.0	434.1	—	(444.2)	7,680.7
Selling, general and administrative expense	582.3	109.2	26.4	159.2	9.1	886.2
Other (income) expense	(24.7)	(31.5)	(6.2)	(25.1)	6.3	(81.2)
Income before income taxes	$1,639.7	$217.2	$95.4	$85.4	$(19.4)	$2,018.3

	Year Ended September 30, 2023
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$31,641.0	$—	$—	$—	$—	$31,641.0
Land/lot sales and other	102.2	—	1,436.9	—	(1,126.7)	412.4
Rental property sales	—	2,605.5	—	—	—	2,605.5
Financial services	—	—	—	801.5	—	801.5
	31,743.2	2,605.5	1,436.9	801.5	(1,126.7)	35,460.4
Cost of sales
Home sales (2)	24,201.3	—	—	—	(248.5)	23,952.8
Land/lot sales and other	53.8	—	1,108.9	—	(959.9)	202.8
Rental property sales	—	1,886.8	—	—	(12.7)	1,874.1
Inventory and land option charges	60.7	6.7	24.0	—	(11.1)	80.3
	24,315.8	1,893.5	1,132.9	—	(1,232.2)	26,110.0
Selling, general and administrative expense	2,239.9	290.2	97.7	594.9	26.1	3,248.8
Other (income) expense	(78.8)	(102.4)	(15.3)	(76.7)	60.1	(213.1)
Income before income taxes	$5,266.3	$524.2	$221.6	$283.3	$19.3	$6,314.7
Summary Cash Flow Information
Cash provided by operating activities	$3,078.4	$739.2	$364.1	$13.2	$109.2	$4,304.1
_________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS
	Three Months Ended September 30,				Year Ended September 30,
	2024		2023		2024		2023
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,137	$592.4	1,131	$594.1	5,391	$2,750.8	4,622	$2,425.1
Southwest	2,223	1,093.1	2,406	1,143.3	9,942	4,855.6	8,470	4,023.1
South Central	4,816	1,525.8	4,811	1,590.7	22,549	7,285.5	20,716	6,735.9
Southeast	5,107	1,755.2	5,066	1,839.1	22,982	8,115.2	21,683	7,812.0
East	3,600	1,256.0	3,671	1,330.1	16,425	5,830.8	15,013	5,361.4
North	2,152	923.2	1,854	757.4	9,272	3,876.1	7,838	3,170.4
	19,035	$7,145.7	18,939	$7,254.7	86,561	$32,714.0	78,342	$29,527.9

HOMES CLOSED
	Three Months Ended September 30,				Year Ended September 30,
	2024		2023		2024		2023
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,366	$710.3	1,328	$709.7	5,403	$2,744.6	4,799	$2,574.1
Southwest	2,579	1,265.4	2,927	1,418.5	10,135	4,913.3	8,823	4,246.7
South Central	6,144	2,008.2	6,030	1,988.2	23,467	7,639.6	22,923	7,598.1
Southeast	6,422	2,262.1	6,251	2,273.4	24,703	8,853.4	23,905	8,756.5
East	4,673	1,652.9	4,249	1,509.9	17,062	6,070.9	14,718	5,323.9
North	2,463	1,030.5	2,143	879.3	8,920	3,681.8	7,749	3,141.7
	23,647	$8,929.4	22,928	$8,779.0	89,690	$33,903.6	82,917	$31,641.0

SALES ORDER BACKLOG
	As of September 30,
	2024		2023
	Homes	Value	Homes	Value
Northwest	535	$284.2	547	$278.1
Southwest	1,214	623.6	1,407	681.3
South Central	2,709	872.4	3,588	1,220.1
Southeast	3,095	1,135.5	4,816	1,873.7
East	2,744	1,012.3	3,381	1,252.4
North	1,883	842.3	1,458	617.7
	12,180	$4,770.3	15,197	$5,923.3

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

LAND AND LOT POSITION

	September 30, 2024			September 30, 2023
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	13,000	18,600	31,600	14,100	20,300	34,400
Southwest	22,200	29,200	51,400	22,600	30,500	53,100
South Central	39,000	109,600	148,600	36,700	69,500	106,200
Southeast	29,500	134,300	163,800	24,700	132,900	157,600
East	32,500	129,300	161,800	27,700	118,400	146,100
North	16,300	59,400	75,700	15,300	55,700	71,000
	152,500	480,400	632,900	141,100	427,300	568,400
	24%	76%	100%	25%	75%	100%
_____________
(1)Lots controlled at September 30, 2024 included approximately 37,700 lots owned or controlled by Forestar, 20,500 of which our homebuilding divisions had under contract to purchase and 17,200 of which our homebuilding divisions had a right of first offer to purchase. Lots controlled at September 30, 2023 included approximately 31,400 lots owned or controlled by Forestar, 14,400 of which our homebuilding divisions had under contract to purchase and 17,000 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	September 30,
	2024	2023
Northwest	2,100	2,800
Southwest	4,200	4,700
South Central	9,000	10,800
Southeast	9,700	12,100
East	7,500	7,100
North	4,900	4,500
	37,400	42,000
_____________
(1)Homes in inventory exclude model homes and homes related to our rental operations.